CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 30, 2002, relating to the financial statements and financial highlights which appears in the September 30, 2002 Annual Report to the Shareholders of the Wasatch Core Growth Fund, Wasatch Global Science Technology Fund (formerly Global Technology Fund), Wasatch International Growth Fund, Wasatch Micro Cap Fund, Wasatch Small Cap Growth Fund, Wastach Small Cap Value Fund, Wasatch Ultra Growth Fund and Wasatch-Hoisington U.S. Treasury Fund (constituting the Wastach Funds, Inc., hereafter referred to as the "Funds"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Additional Service Providers" and "Financial Highlights" in the Prospectus, and "Investment Advisory and Other Services" in the Statement of Additional Information in such Registration Statement.





Milwaukee, Wisconsin
November 25, 2002